Exhibit 99.1

For Immediate Release

Contacts:	Linda H. Simmons	Marie T. van Luling
	Chief Financial Officer	Director, Corporate Communications
	(401) 456-5015 Ext. 1652	(401) 456-5015 Ext. 1584

BANCORP RHODE ISLAND, INC. ANNOUNCES FIRST QUARTER

EARNINGS OF $1.5 MILLION

BOARD AUTHORIZES STOCK REPURCHASE

PROVIDENCE, R.I.--April 18, 2006--Bancorp Rhode Island, Inc. (NASDAQ: BARI), the parent company of Bank Rhode Island, today announced that its earnings for the first quarter of 2006 were $1.5 million. This represents a 37 percent decrease from the $2.4 million earned in the first quarter of last year. The company's diluted earnings per share (EPS) were $0.31 for the first quarter of 2006, down 46 percent from $0.57 in the first quarter of 2005.

The decrease in GAAP earnings and GAAP EPS is due primarily to a non-recurring pre-tax loss of $870,000 incurred by the company in the first quarter. On a pro forma basis, excluding the loss, operating earnings were $2.1 million, or $0.43 per share, consistent with the company’s expectations. (See reconciliation of non-GAAP financial information for pro forma net income and pro forma net income per diluted share.)

The company disclosed the potential for the loss last December, arising in connection with the unauthorized actions of a former employee. The company has filed a claim with its insurance carrier seeking recovery for the loss.

The net interest margin for the quarter ending March 31, 2006, was 3.25 percent, identical to the previous two quarters.

“While the margin remains under pressure, we’re pleased that it has held through this quarter,” said Merrill W. Sherman, president and chief executive officer. “This reflects our efforts to shift the asset mix, emphasizing internally generated assets while shedding lower yielding assets and higher cost funds,” she added.

The company's board of directors approved a dividend of $0.15 per share. The dividend will be paid on May 30, 2006 to shareholders of record on May 9, 2006.

-more-

Additionally, the company announced today that its board of directors has authorized the repurchase of up to 245,000 shares of the company’s common stock or approximately five percent of the outstanding shares. The repurchases, which will be conducted through open market purchases or privately negotiated purchases, will be made from time to time, subject to market conditions, at the discretion of management of the company. No assurance can be given as to the specific timing of the share repurchases or as to whether and to what extent the share repurchase will be consummated.

In an effort to provide investors information regarding the company's results, the company disclosed certain non-GAAP information which management believes provides useful information to the investor. This information should not be viewed as a substitute for operating results determined in accordance with GAAP, nor is it necessarily comparable to non-GAAP information, which may be presented by other companies.

Bancorp Rhode Island, Inc. will host a conference call at 10:00 a.m. Eastern Time tomorrow (Wednesday, April 19) to discuss its first quarter earnings for 2006. The conference call can be accessed by dialing toll-free 800-231-5571.

Bancorp Rhode Island, Inc. is the parent company of Bank Rhode Island, a full-service, FDIC-insured, state-chartered financial institution. The bank, headquartered in Providence, has 16 branches located in Providence, Kent and Washington counties.

This release may contain "forward-looking statements" within the meaning of section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent the company's present expectations or beliefs concerning future events. The company cautions that such statements are necessarily based on certain assumptions which are subject to risks and uncertainties, including, but not limited to, changes in general economic conditions and changing competition which could cause actual future results to differ materially from those indicated herein. Further information on these risk factors is included in the company's filings with the Securities and Exchange Commission.

BANCORP RHODE ISLAND, INC.

Selected Financial Highlights (unaudited)

	March 31, 2006	December 31, 2005
Balance Sheet Data:	(Dollars in thousands, except per share data)

Total Assets	$1,430,840	$1,442,279
Total Loans	957,408	950,806
Nonperforming Loans	2,960	415
Allowance for Loan Losses	12,282	12,168
Allowance for Nonperforming Loans	414.93%	2932.05%
Allowance to Total Loans	1.28%	1.28%
Total Deposits	956,133	980,969
Total Shareholders’ Equity	104,352	104,832

Book Value Per Share	$21.94	$22.21
Tangible Book Value Per Share	$19.57	$19.83

	Quarter Ended March 31,

	2006	2005
	(Dollars in millions)
Average Balance Sheet Data:

Average Total Assets	$1,433	$1,256
Average Total Loans	956	886
Average Total Interest-bearing Liabilities	1,142	1,000
Average Total Equity	105	79

	Quarter Ended March 31,
	2006	2005
Income Statement Data:	(Dollars in thousands)

Interest Income	$19,395	$15,745
Interest Expense	8,345	5,374
Net Interest Income	11,050	10,371
Provision of Loan Losses	300	300
Noninterest Income	2,305	2,075
Noninterest Expense	10,791	8,512
Income Before Taxes	2,264	3,634
Income Taxes	739	1,227
Net Income	$1,525	$2,407

BANCORP RHODE ISLAND, INC.

Selected Financial Highlights (unaudited)

(continued)

	Quarter Ended March 31,
	2006	2005
Data Per Common Share:

Earnings Per Common Share – Basic	$0.32	$0.60
Earnings Per Common Share – Diluted	$0.31	$0.57
Average Common Shares Outstanding – Basic	4,746,343	4,009,464
Average Common Shares Outstanding - Diluted	4,906,329	4,257,036

Selected Operating Ratios:

Net Interest Margin	3.25%	3.52%
Return on Assets	0.43%	0.78%
Return on Equity	5.89%	12.34%
Efficiency Ratio(1)	80.80%	68.39%

_________________________

(1) Calculated by dividing total noninterest expenses by net interest income plus noninterest income.

BANCORP RHODE ISLAND, INC.

Consolidated Balance Sheets (unaudited)

	March 31, 2006	December 31, 2005
	(In thousands)
ASSETS:
Cash and due from banks	$22,857	$30,177
Overnight investments	3,723	10,370
Total cash and cash equivalents	26,580	40,547
Investment securities available for sale (amortized cost of $161,290 and $153,328 at March 31, 2006 and December 31, 2005, respectively)	158,369	150,959
Mortgage-backed securities available for sale (amortized cost of $226,804 and $237,449 at March 31, 2006 and December 31, 2005, respectively)	221,225	234,858
Total securities available for sale	379,594	385,817
Stock in Federal Home Loan Bank of Boston	16,530	16,062
Loans and leases receivable:
Commercial loans and leases	441,521	438,309
Residential mortgage loans	302,344	306,016
Consumer and other loans	213,543	206,481
Total loans and leases receivable	957,408	950,806
Less allowance for loan and lease losses	(12,282)	(12,168)
Net loans and leases receivable	945,126	938,638
Premises and equipment, net	15,263	14,858
Goodwill	11,234	11,234
Accrued interest receivable	7,144	6,965
Investment in bank-owned life insurance	20,111	18,824
Prepaid expenses and other assets	9,258	9,334
Total assets	$1,430,840	$1,442,279
LIABILITIES:
Deposits:
Demand deposit accounts	$175,132	$185,089
NOW accounts	78,791	89,594
Money market accounts	9,737	12,122
Savings accounts	344,134	341,115
Certificate of deposit accounts	348,339	353,049
Total deposits	956,133	980,969
Overnight and short-term borrowings	28,383	26,238
Wholesale repurchase agreements	20,000	20,000
Federal Home Loan Bank of Boston borrowings	293,378	279,973
Subordinated deferrable interest debentures	18,558	18,558
Other liabilities	10,036	11,709
Total liabilities	1,326,488	1,337,447
SHAREHOLDERS’ EQUITY:
Preferred stock, par value $0.01 per share, authorized 1,000,000 shares:
Issued and outstanding: none	--	--
Common stock, par value $0.01 per share, authorized 11,000,000 shares:
Issued and outstanding 4,757,036 shares and 4,719,126 shares, respectively	48	47
Additional paid-in capital	66,777	65,768
Retained earnings	43,052	42,241
Accumulated other comprehensive (loss) income, net	(5,525)	(3,224)
Total shareholders’ equity	104,352	104,832
Total liabilities and shareholders’ equity	$1,430,840	$1,442,279

BANCORP RHODE ISLAND, INC.

Consolidated Statements of Operations (unaudited)

	Three Months Ended March 31,
	2006	2005
	(In thousands, except per share data)
Interest and dividend income:
Commercial loans and leases	$7,685	$6,370
Residential mortgage loans	4,082	3,969
Consumer and other loans	3,062	2,186
Mortgage-backed securities	2,654	1,797
Investment securities	1,671	1,237
Overnight investments	30	56
Federal Home Loan Bank of Boston stock dividends	211	130
Total interest and dividend income	19,395	15,745
Interest expense:
NOW accounts	103	177
Money market accounts	38	55
Savings accounts	1,377	1,012
Certificate of deposit accounts	2,968	1,722
Overnight and short-term borrowings	315	115
Wholesale repurchase agreements	189	8
Federal Home Loan Bank of Boston borrowings	3,007	1,988
Subordinated deferrable interest debentures	348	297
Total interest expense	8,345	5,374
Net interest income	11,050	10,371
Provision for loan and lease losses	300	300
Net interest income after provision for loan and lease losses	10,750	10,071
Noninterest income:
Service charges on deposit accounts	1,187	1,083
Commissions on nondeposit investment products	312	200
Income from bank-owned life insurance	179	172
Loan related fees	144	283
Commissions on loans originated for others	23	24
Other income	460	313
Total noninterest income	2,305	2,075
Noninterest expense:
Salaries and employee benefits	5,507	4,623
Occupancy	873	732
Equipment	379	399
Data processing	737	752
Marketing	340	321
Professional services	416	488
Loan servicing	198	227
Loan workout and other real estate owned expense	143	11
Loss on note receivable	868	--
Other expenses	1,330	959
Total noninterest expense	10,791	8,512
Income before income taxes	2,264	3,634

Income tax expense	739	1,227
Net income	$1,525	$2,407

Per share data:
Basic earnings per common share	$0.32	$0.60
Diluted earnings per common share	$0.31	$0.57

Average common shares outstanding – basic	4,746,343	4,009,464
Average common shares outstanding – diluted	4,906,329	4,257,036

BANCORP RHODE ISLAND, INC.

Reconciliation Table - Non-GAAP Financial Information (unaudited)

(In thousands, except per share data)	Quarter Ended March 31, 2006

Net income (GAAP)	$1,525
Add back non-recurring loss, net of tax	564
Pro forma net income	$2,089

Diluted earnings per share (GAAP)	$0.31
Effect of non-recurring loss, net of tax	0.12
Pro forma diluted earnings per share	$0.43

Selected operating ratios:	Quarter Ended March 31, 2006

	Return on Assets	Return on Equity	Efficiency Ratio
GAAP ratios	0.43%	5.89%	80.80%
Effect of non-recurring loss, net of tax	0.16%	2.17%	(6.50)%
Pro forma ratios	0.59%	8.06%	74.30%